Execution Version
NINTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT

This NINTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT, dated as of September 13, 2024 (this “Amendment”), is entered into by and among Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Borrower”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (in such capacity and, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement (as defined below).
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Term Loan Credit Agreement dated as of April 23, 2019 (as amended by the First Amendment to Term Loan Credit Agreement, dated as of November 19, 2019, the Second Amendment to Term Loan Credit Agreement, dated as of May 20, 2020, the Third Amendment to Term Loan Credit Agreement, dated as of June 11, 2020, the Fourth Amendment to Term Loan Credit Agreement, dated as of February 19, 2021, the Fifth Amendment to Term Loan Credit Agreement, dated as of June 21, 2021, the Sixth Amendment to Term Loan Credit Agreement, dated as of May 9, 2022, the Seventh Amendment to Term Loan Credit Agreement, dated as of November 4, 2022, and the Eighth Amendment to Term Loan Credit Agreement, dated as of June 7, 2023, and as further amended, restated, supplemented or otherwise modified from time to time prior to, but not including, the date hereof, the “Existing Credit Agreement”). The Existing Credit Agreement, as amended by this Amendment, is referred to herein as the “Amended Credit Agreement”.
WHEREAS, Section 9.02(d)(iii) of the Existing Credit Agreement provides that if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature in any provision of any Loan Document, then the Administrative Agent and the Borrower are permitted to amend such provision (without any further action or consent of any other party) solely to address such matter as reasonably determined by them acting jointly.
WHEREAS, the Administrative Agent and the Borrower have jointly identified an inconsistency and obvious error in Section 9.05(g) of the Existing Credit Agreement and have agreed to amend the Existing Credit Agreement on the terms set forth herein in order to correct such inconsistency and obvious error.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
SECTION 1.    Amendments. Subject only to the satisfaction of the conditions set forth in Section 2 below, Section 9.05(g) of the Existing Credit Agreement is hereby amended by inserting “, the Borrower or any of its Restricted Subsidiaries” immediately following the first reference to “Affiliated Lender” appearing therein.
SECTION 2.    Conditions to Effectiveness.
This Amendment shall become effective on the date that the Administrative Agent shall have received an executed counterpart to this Amendment from the Borrower.

SECTION 3.    Counterparts.
This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
SECTION 4.    Governing Law and Waiver of Right to Trial by Jury.
This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Sections 9.10 and 9.11 of the Existing Credit Agreement are incorporated herein by reference mutatis mutandis.
SECTION 5.    Headings.
The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
SECTION 6.    Reaffirmation; No Novation.
The Borrower, on behalf of itself and each other Loan Party, hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and (ii) the guarantee of the Obligations under the Guarantee, as applicable, and the grant of Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment. All obligations of the Borrower under the Existing Credit Agreement shall remain obligations of the Borrower under the Amended Credit Agreement. Each of the parties hereto confirms that the amendment of the Existing Credit Agreement pursuant to this Amendment shall not constitute a novation of the Existing Credit Agreement or any other Loan Document. For the avoidance of doubt, this Amendment shall also constitute a Loan Document for all purposes under the Amended Credit Agreement.
SECTION 7.    Effect of Amendment.
Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or the other Secured Parties under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
BLACKSTONE MORTGAGE TRUST, INC.

By:     /s/ Austin Peña
Name:     Austin Peña
Title:     Executive Vice President, Investments

[Signature Page to Ninth Amendment]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: /s/ Tom Gillespie
Name: Tom Gillespie
Title: Executive Director

[Signature Page to Ninth Amendment]